FIRST AMENDMENT TO THE LEASE BETWEEN

                        SAUL HOLDINGS LIMITED PARTNERSHIP

                                 AND ONCOR, INC.
                                200 PERRY PARKWAY

         This FIRST AMENDMENT TO LEASE is made and entered into this 4th day of November 1996 by and between SAUL HOLDINGS LIMITED PARTNERSHIP (hereinafter referred to as "Landlord"), and ONCOR, INC. a Maryland Corporation (hereinafter referred to as "Tenant").

         WHEREAS, Landlord and Oncor, Inc. have entered into that certain Lease dated December 2, 1994 (the "Lease") for approximately 19,581 square feet in 200 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland 20877; and

         WHEREAS, the parties hereto desire to enter into this First Amendment to Lease for the purposes hereinafter set out.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Article 2 of the Lease captioned "Term" is hereby modified to extend the term of the Lease for sixty eight (68) months, commencing on July 1, 1998 and expiring on March 31, 2004.

2. (a) Article 3 of the Lease captioned "Rent" is hereby modified as of February 1, 1997 to change the annual Initial Base Rent payable under the Lease from and after the February 1, 1997 to Two Hundred Forty-Four Thousand Seven Hundred Sixty-Two and 50/100 Dollars ($244,762.50) payable in equal monthly installments of Twenty Thousand Three Hundred Ninety-Six and 88/100 Dollars ($20,396.88).

         (b) Commencing on February 1, 1998 and on the first day of every Lease Year (as hereinafter defined) thereafter during the term hereof, the Initial Base Rent (without deduction for rent abatement, if any) shall be increased to an amount equal to one hundred three percent (103%) of the amount of the Initial Base Rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant in equal monthly installments in accordance with Article 3 of the Lease.

         (c) For the purpose of calculating the adjustment to the Initial Base Rent under this First Amendment to Lease, the "Lease Year" shall be defined to mean a period of twelve (12) calendar months and the first Lease Year shall commence on February 1, 1997 and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

3. Article 5 of the Lease captioned "Annual Operating Costs" is hereby Modified to change the Tenant's estimated monthly payment of Annual Operating Costs to $6,053.79 per month.

4. Special Stipulation 47 of the Lease is hereby deleted in its entirety effective February 1, 1997. Special Stipulation 52 is hereby deleted in its entirety.

5. Landlord will provide Tenant with a construction allowance ("Construction Allowance") equal to the lesser of (a) the actual amount expended by Tenant in remodeling and renovating the Demised Premises or
         (b) $127,276.50 as an allowance toward construction of Tenant Improvements in the Demised Premises. Upon request to the Landlord, the Tenant Improvements performed in space leased by the Tenant at 205,207 and 209 Perry Parkway in Avenel Business Park shall qualify for the Construction Allowance. The Construction Allowance shall be payable after February 1, 1998 within thirty (30) days after request of Tenant and completion of all of the requirements specified below. Tenant Improvements shall include architectural/engineering fees, permit and inspection fees, and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, finishes, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Demised Premises. Prior to commencement of Tenant Improvements, Tenant shall submit plans and specifications for the Tenant Improvements for the Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease. The Tenant Improvements shall be performed in accordance with the following requirements:

         A. The Tenant shall provide lien waivers and copies of paid invoices from all contractors, subcontractors and suppliers of materials for all Tenant Improvements. Such invoices shall total or exceed the amount the Construction Allowance requested.

         B. Tenant shall provide its own contractors to perform all of the Tenant Improvements except that Tenant shall utilize the Landlord's roofing contractor for all roofing work or work involving penetrations of the roof membranae.

         C. The contractors, subcontractors or laborers employed in connection with such work shall comply with any applicable law and reasonable uniform work rules and regulations established by Landlord from time to time for all tenant improvements.

         D. Tenant, or its contractors and their subcontractors, shall provide such insurance, bonding, or indemnification as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors.

         E. In Landlord's reasonable judgement such work of the contractor or subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with or delay the completion of other work in the Building.

         F. Landlord shall have the fight to inspect the Tenant's work on a regular basis.

         G. Tenant shall be responsible for obtaining any permits, certificates, or approvals from any state, federal or local government necessary to enable Tenant to occupy the Demised Premiss and construct the Tenant Improvements. All costs incurred in connection with obtaining such permits, certificates, or approvals shall be the sole responsibility of Tenant.

         H. As provided for in section 9 of the Lease, Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arises by reason of making the Tenant Improvements.

         I. If after complying with the terms of this Paragraph 5, the Construction Allowance is not paid in accordance with the terms of this Paragraph 5, then Tenant shall be entitled, notwithstanding anything in the Lease to the contrary to offset the rent by an amount equal to the Construction Allowance.

6. A. Prior to February 1, 1997, and within ninety (90) days after the expiration or earlier termination of the Lease, Landlord may engage its environmental consultant, Environmental Management Group or another environmental consultant satisfactory to Landlord to perform a Phase I environmental assessment of the Demised Premises and any surrounding areas of the Property designated by Landlord or the Environmental Consultant. The cost of the above described Phase I assessments shall be paid by Landlord unless the assessment indicates that Tenant is not in substantial compliance with the applicable statues, ordinances, and regulations governing Tenant's use, storage, and disposal of chemicals and hazardous materials in which event Tenant shall reimburse Landlord as additional rent for the cost of the assessment. Tenant shall defend, indemnify, and hold Landlord and Landlord's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem, including without limitation, the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in effect on the Lease Date that are existing in the Demised Premises and caused by the acts, omissions or negligence of Tenant, its agents, or employees and not caused by Landlord's acts or omissions.

         B. Landlord shall have the right, at its sole cost and not as an operating expense, on one (1) occasion during each Lease Year to have Landlord's environmental consultant inspect the Tenant's records and procedures regarding the Tenant's storage, use, and disposal of chemicals and hazardous materials within the Demised Premises. In the event that the Landlord's environmental consultant finds that the Tenant is not in substantial compliance with any applicable law, regulation, or codes regarding the storage, use, or disposal of chemicals or hazardous materials, such non compliance shall constitute a non-monetary default under Article 16 of the Lease.

         D. Tenant shall have the right to construct an exterior structure (Outdoor Storage Structure) in a location and of a size and material reasonably approved by Landlord within which Tenant will store chemicals and materials which are subject to this Paragraph 6. The Construction Allowance may be used for this purpose. The Outdoor Storage Structure shall be deemed to be a part of the Demised Premises for purposes of Articles 8, 9, 12, 13, 17, 18, 20, 21, and 23 of this Lease and Tenant shall include the Outdoor Storage Structure within the coverage of all insurance policies required to be maintained by Tenant under this Lease.

7. Tenant shall have the option to renew the term of the Lease for one (l) additional period of five (5) years (the "Option Term") following the expiration of the initial lease term provided for in paragraph 1 of this First Amendment, provided that the Lease is in full force and effect, the Tenant shall be in possession and occupying the Demised Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant's intention to renew the term at least nine (9) months but not more than fifteen (15) months prior to the expiration of the then applicable term of the lease. The Option Term shall be on the same terms, covenants and conditions as the original lease except Initial Base Rent for the Option Term shall be 100% of the then Prevailing Market Rent of comparable space within the Gaithersburg market area, including current operating costs and concessions, which rent shall be established as follows:

         (a) Within fifteen (15) business days after receipt of Tenant's notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord's estimate of Prevailing Market Rent. If Tenant disagrees with Landlord's estimate of Prevailing Market Rent, Tenant shall notify Landlord that it has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the provisions of subparagraph (b) of this Article shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to submit the determination of Prevailing Market Rent to Arbitration during such fifteen (15) day period, then the Landlord's estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Initial Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.

         (b) (i) Definition: As used herein, the term "Prevailing Market Rent" means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Demised Premises (and any Additional Premises) would be leased in a comparable and open market, under all conditions requisite to a fair Lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the Lease beginning on the commencement date of the Option Term under conditions whereby:

         1. Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

         2. Both parties are well informed or well advised, and each acting in what it considers its own best interest.

         3. A reasonable time is allowed for exposure in the open market.

         4. The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Demised Premises, as if vacant with building standard improvements, and taking into account the annual adjustments of Initial Base Rent, Tenant's obligation to pay Tenant's pro-rata share of Annual Operating Expenses and all existing market factors.

         5. All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Initial Base Rent) remain in effect throughout the applicable Option Term.

         (ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this Article, or a dispute of any of the provisions of this Lease, such dispute shall be in accordance with the following:

         (a) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this Article, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker or appraiser (hereinafter "appraiser") who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers' determinations. If such two appraisers' determinations shall not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. All arbitrators shall be licensed real estate appraisers who shall have had at least fifteen
         (15) years continuous experience in the business of appraising or real estate in the Montgomery County area. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Article shall be final and binding in fixing the Prevailing Market Rent. Notwithstanding the foregoing, in no event shall the Basic Rent for the First Lease Year of the Option Term be less than the then Initial Base Rent of the last Lease Year of the initial lease term of this First Amendment escalated by three percent.

8. Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant's benefit from the holder of the mortgage lien on the Property (the "Lender"). The non-disturbance agreement shall be on the Lender's approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender's review of this Lease including, without limitation, the Lender's legal fees. This Lease shall not be subordinate to any future mortgage, deed of trust or other lien on the Property unless the party secured by any such instrument enters into a non-disturbance agreement with Tenant on a form acceptable to such future Lender.

9. Except as modified hereby, the Lease shall remain in full force and effect in accordance with its terms, and is hereby ratified, confirmed and approved in all respects.

WITNESS the following signatures and seals.

ATTEST:                             LANDLORD:SAUL HOLDINGS LIMITED PARTNERSHIP
                                    By: SAUL CENTERS, INC., ITS GENERAL PARTNER


       [SIG]                        By:/s/ PHILIP D. CARACI
---------------------------            ------------------------------------
(SEAL)     Secretary                   Philip D. Caraci, President

ATTEST:                             TENANT:  ONCOR, INC.

        [SIG]                       By:
---------------------------            ------------------------------------
(SEAL)     Secretary

                                    EXHIBIT A



   RG      0101       AMPICILLIN
   RG      0102       AMMONIUM ACETATE
   RG      0103       ACETIC ACID
   RG      0104       AGAROSE SEAKEM LE
   RG      0105       ANTIFOAM A DCA ANTIFOAM
   RG      0106       AMMONIUM PERSULFATE
   RG      0107       ACRYLAMIDE
   RG      0108       3AMINOPROPYLTRIEIHOXY-
                         SILANE
   RG      0109       ACETIC ANHYDRIDE
   RG      0110       AGAROSE NUSIEVE
   RG      0111       ALKALINE PHOPHATASE
   RG      0112       AMMONIUM CHLORIDE
   RG      0113       AMMONIUM SULFATE
   RG      0114       AGAROSE HISPANAGAR
   RG      0116       AGAR STRIPS-TOTAL COUNT
                         (GK-4)
   RG      0120       ANTIBODY MOUSE IgG ANTI-
                         DIGOXYGENIN
   RG      0125       ANTI-DIGOXIGENIN
                         PEROXYDASE 150u/ml
   RG      0130       ALUMINUM SUL. HYDRATED
   RG      0135       ANTIBODY-FITC ANTIDIG
   RG      0136       ANTIBODY FITC ANTIPHOX
   RG      0140       ANTIBODY-FITC ANTI
                         RABBIT
   RG      0145       ANTIBODY TEXAS RED ANTI-
                         AVIDIN
   RG      0150       ANTIBODY-RABBIT ANTI-
                         SHEEP
   RG      0155       ANTIBODY-RHODAMINE ANTI-
                         RABBIT
   RG      0160       ALCONOX DETERGENT
   RG      0200       BACTO-AGAR
   RG      0201       TRYPTONE(BACTO)
   RG      0202       YEAST EXTRACT (BACTO)
   RG      0203       B-MERCAPTOETHANOL
   RG      0204       BROMOPHENOL BLUE
   RG      0205       BORIC ACID GRANULAR
   RG      0206       BISACRYLAMIDE
   RG      0207       5BROMO4CHLORO3INDOLYLP-
                         HOSPHATE
   RG      0208       BCR-PROBE
   RG      0209       BENZAMIDINE
   RG      0220       BLUE BUFFER SOLUTION
   RG      0300       CASEIN,VITAMIN FREE
   RG      0301       CHLOROFORM
   RG      0302       CALCIUM CHLORIDE
   RG      0303       CARNATION NONFAT DRY MILK
   RG      0304       CASEIN FROM BOVINE MILK
   RG      0305       CASEIN HAMMERSTEIN
   RG      0306       INACTIVE
   RG      0307       CADAVERIN
   RG      0308       CHAPS
   RG      0309       HUMAN COZ-1 DNA
   RG      0311       MDA-MB468 CELL PELLET
   RG      0315       CENTRICON MINI CONTRACT
   RG      0400       DAB STOCK SOLUTION
   RG      0401       DAPI
   RG      0402       DEXTRAN SULFATE
   RG      0403       DITHIOTHREITOL (DTT)
   RG      0404       NUCLEOTIDE-dCTPALPHA 32p
   RG      0405       NUCLEOTIDE-dATP
   RG      0406       NUCLEOTIDE-dTTP

   RG      0407   NUCLEOTIDE-dGTP
   RG      0408   ENZYME-DNAse I
   RG      0409   ENZYME-DNA POLYMERASE I
                     (10 U/ul)
   RG      0410   DISUCCINIMIDYL SUBERATE
                     (DSS)
   RG      0411   DIETHNYLPYROCARBONATE
   RG      0412   DIMETHYLFORMAMIDE(DMF)
   RG      0413   NUCLEOTIDE-dCTP
   RG      0414   NUCLEOTIDE-dUTP BIOTIN
   RG      0415   OBEA BIO-14-DCTP
   RG      0417   NUCLEOTIDE-dUTP DIG
   RG      0418   DIGOXIGENIN-14-dCTP
                     NUCLEOTIDE
   RG      0419   DIGOXIGENIN-11-UTP
   RG      0420   NUCLEOTIDE-dNTP SET
   RG      0421   DEIONIZED WATER
   RG      0422   NUCLEOTIDE:BODIPY-TR-
                     dCTP
   RG      0425   2,4-DINITROBENZENESULFON
                     IC ACID, SODIUM SALT
   RG      0426   DIETHUNOLAMINE
   RG      0501   EDTA
   RG      0502   ETHANOL
   RG      0503   ETHIDIUM BROMIDE
   RG      0504   ETHER
   RG      0505   E.coli tRNA
   RG      0506   EGTA
   RG      0520   EOSIN Y
   RG      0601   FORMAMIDE
   RG      0602   FICOLL
   RG      0603   FITC AVIDIN
   RG      0604   FORMALDEHYDE
   RG      0605   FORMALIN SOLUTION
                     NEUTRAL BUFFERED
   RG      0701   GLYCEROL
   RG      0702   GLUCOSE
   RG      0703   GLYCINE
   RG      0704   GIEMSA STAIN
   RG      0705   GLACINE
   RG      0706   ANTIBODY-GOAT ANTI-
                     AVIDIN
   RG      0707   GOAT SERUM
   RG      0708   GUANIDINE THIOCYANATE
   RG      0800   HB101 COMPETENT CELLS
   RG      0801   HYDROCHLORIC ACID
   RG      0802   HEMATALL
   RG      0803   HYDROXYAPATITE
   RG      0804   HEPES
   RG      0805   HIPURE GELATIN
   RG      0806   HEMTOXYLIN
   RG      0810   HORSERADISH PEROXIDE
                     COMPLEX
   RG      0820   HYDROGEN PEROXIDE
   RG      0901   ISOAMYL ALCOHOL
   RG      0905   ISOPROPYL ALCOHOL
   RG      1102   KODAK FIXER LIQUID
   RG      1103   KODAK DEKTOL DEVELOPER
   RG      1210   LYSOZYME
   RG      1215   STABILZYME
   RG      1220   LB/AMPICILLIN PLATES
   RG      1230   LIQUINOX
   RG      1235   LpH GERMICIDAL DETERGENT

   RG      1236   LITHIUM CHLORIDE
   RG      1300   MAGNESIUM ACETATE
   RG      1301   MAGNESIUM CHLORIDE
                     HEXAHYDRATE
   RG      1302   INACTIVE
   RG      1303   METHANOL
   RG      1304   MINERAL OIL
   RG      1305   1.OM MgCl
   RG      1310   MOPS SODIUM SALT
   RG      1315   MOUNTING MEDIA
   RG      1320   ENZYME-MSP I(100U/ul)
   RG      1402   NACS 20
   RG      1403   NACS 37
   RG      1404   NITRO BLUE TETRAZOLIUM
   RG      1405   NONIDET P-40
   RG      1420   NHS LC BIOTIN
   RG      1480   NUCLEAR FAST RED
   RG      1501   NUCLEOTIDE OLIGODEOY-
                     NUCLEOTIDE MIXTURE
   RG      1502   TS OLIGONUCLEOTIDE
   RG      1503   ACX OLIGONUCLEOTIDE
   RG      1504   UZ OLIGONUCLEOTIDE
   RG      1505   TSUZ OLIGONUCLEOTIDE
   RG      1506   TSR8 OLICG1ONUCLEOTIDE
   RG      1601   POTASSIUM PHOSPHATE
                     DIBASIC
   RG      1602   POTASSIUM PHOSPHATE
                     MONOBASIC
   RG      1603   POTASSIUM ACETATE
   RG      1604   POTASSIUM CHLORIDE
   RG      1605   POLYVINYL PYROLLIDINE
   RG      1606   POTASSIUM HYDROXIDE
   RG      1607   PEG 8000
   RG      1608   PHENOL (LIQUID)
   RG      1609   P-PHENYLENE DIAMINE DI-
                     HYDROCHLORIDE
   RG      1610   PARAFORMALDEHYDE
   RG      1611   PEPTONE WATER
   RG      1612   PERMOUNT
   RG      1613   PROTEASE SUBSTRATE GEL
                     TABLET
   RG      1615   PROPIDIUM IODIDE
   RG      1616   PROPYLPARASEPT
   RG      1617   PHENOL CRYSTALS
   RG      1618   PHENOL, CHLORROFORM
                     ISOAMYL ALCOHOL
   RG      1619   P11 FIBROUS CATION EX-
                     CHANGER
   RG      1620   POLYETHYLENE GLYCOL
   RG      1640   PNPP TABLETS
   RG      1801   RABBIT SERUM NORMAL
   RG      1805   RHODAMINE ANTI DIG
   RG      1823   RED BUFFER SOLUTION pH4
   RG      1829   REX-70 200-400 MESH
                     SODIUM/BIO
   RG      1843   RODAC PLT-TSA AGAR
                     LECITHI & P80
   RG      1901   SODIUM CHLORIDE
   RG      1902   SODIUM HYDROXIDE PELLETS
   RG      1903   SODIUM DODECYL SULFATE
   RG      1904   SODIUM PHOSPHATE
                     DIABASIC-ANHYDROUS
   RG      1906   SODIUM CITRATE
   RG      1907   SODIUM ACETATE
   RG      1908   SARCOSYL(N-LAUROYLSAR-
                     COSINE)
   RG      1909   SPERMIDINE

   RG      1910   SEPHADEX G-50
   RG      1911   SALMON SPERM DNA
   RG      1912   SEPHADEX G-25
   RG      1913   SODIUM PHOSPHATE-
                     DIBASIC
   RG      1914   SODIUM PHOSPHATE MONO-
                     BASIC-MONOHYDRATE
   RG      1915   SODIUM AZIDE
   RG      1916   SODIUM BICARBONATE
   RG      1917   SODIUM CARBONATE
   RG      1918   SODIUM DIATRIZOATE
   RG      1919   SODIUM PHOSPHATE BUFFER
                     POWDER
   RG      1920   STERILE WATER
   RG      1921   STREPTAVIDIN STOCK
   RG      1922   SUCROSE
   RG      1923   SODIUM BISULFITE
   RG      1930   STAIN BUFFER PELLET
   RG      1940   SEPHAROSE CL-4B
   RG      2001   TRIS BASE
   RG      2003   TRIS HYDROCHLORIDE
   RG      2004   TRITON X-100
   RG      2005   TEMED
   RG      2006   TRIETHANOLAMINE
   RG      2007   TRIS ACETATE
   RG      2008   INACTIVE
   RG      2009   INACTIVE
   RG      2010   TWEEN 20
   RG      2011   tris-cl (ph8.3)
   RG      2012   TRIS-CL (PH7.6)
   RG      2030   THYMOL
   RG      2040   ENZYME Taq 1 POLYMEARSE
                     5U/ul
   RG      2101   UREA
   RG      2205   VESPHENE/1 STROKE GERMIC
                     DETER
   RG      2250   WRIGHT STAIN
   RG      2401   XYLENE CYANOL
   RG      2505   YELLOW BUFFER SOLUTION
                     pH7
   RG      2610   ZINC CLORIDE
   RG      2702   BLEACH
   RG      2703   DIALYSIS MEMBRANE-3/4 IN
   RG      2704   CONDUCT CAL SOLUTION
                     1000umhos/cm
   RG      2705   CONDUCT CAL SOLUTION
                     10000umhos/cm
   RG      2706   CONDUCT CAL SOLUTION
                     100000umhos/cm
   RG      2707   PONCEAU SS
   RG      2708   PONCEAU S
   RG      2709   ACID FUCHSIN
   RG      2711   COOMAISE BRILLIANT BLUE
                     R250
   RG      2712   METHYL GREEN
   RG      2713   METHYL VIOLET 2B
   RG      2714   METHYL BLUE
   RG      2715   ORANGE G
   RG      2716   METHYL ORANGE
   RG      2717   NAPHTHOL BLUE BLACK
   RG      2718   NILE BLUE A
   RG      2719   MOLT 4 CELLS
   RG      2720   SB CELLS
   RG      2721   PLACENTA FEMALE
                     (SHADY GROVE)
   RG      2722   PLACENTA MALE
                     (SHADY GROVE)

   RG      2724   COBALT CHLORIDE HEXA-
                     HYDRATE
   RG      2725   CACODYLIC ACID
   RG      2726   ENZYME-DEOXYNUCLEOTIDE
                     TERM.  TRANSFERASE 25u/ul
   RG      2727   KANAMYCIN MONOSULFATE
   RG      2728   CARBOXYMETHLATED BSA
   RG      2729   ANTIBODY-PCNA
   RG      2730   ANTIBODY NM23
   RG      2731   S35 dUTP
   RG      2732   ANTI-DIGOXIGENIN
                     ALK-PHOSPHATASE
   RG      2734   L-GLUTAMINE
   RG      2735   RPMI-1640 MEDIUM WITH
                     HEPES
   RG      2736   PHYTOHAEMAGGLUTININ
   RG      2737   DEIONIZED DISTILLED
                     WATER
   RG      2738   PENICILLIN-STREPTOMYCIN
                     SOLUTION
   RG      2739   COLCEMID (KAYROMAX)
   RG      2740   FETAL BOVINE SERUM
   RG      2741   ACETONE
   RG      2742   XYLENES
   RG      2743   BIOTINYLATED ANTI-SHEEP
                     Ab
   RG      2744   THIMERSOL
   RG      2745   HRP ANTI-DIGOXYGENIN
   RG      2746   HER-2/NEU ANTIBODY
   RG      2750   ACETIC ACID, GLACIAL
   RG      2751   AMMONIUM HYDROXIDE SON
   RG      2752   AMMONIUM OXALATE
   RG      2753   BARIUM CHLORIDE
                     DIHYDRATE
   RG      2754   CALCIUM HYDROXIDE
   RG      2755   HYDROGEN SULFIDE
   RG      2756   NITRIC ACID 1.0 N
   RG      2757   NESSLER'S REAGENT
   RG      2758   POTASSIUM CHLORIDE
   RG      2759   SILVER NITRARE 1.0 N
   RG      2760   SULFURIC ACID 36N
   RG      2761   HIGHLY PURIFIED WATER
   RG      2762   SODIUM CHLORIDE
   RG      2763   POTASSIUM PERMANGANATE
                     1 ON
   RG      2764   ALUI ENZYME
   RG      2765   RANDOM HEXANUCLEOTIDE
                     FRAGMETS pd(N)6
   RG      2766   HISTOCHOICE TISSUE
                     FIXATIVE 100ml
   RG      2767   HISTOCHOICE TISSUE
                     FIXATIVE 500ml
   RG      2768   HISTOCHOICE TISSUE
                     FIXATIVE 4 LITER
   RG      2769   HISTOCHOICE TISSUE
                     FIXATIVE 3ml
   RG      2770   HISTOCHOICE TISSUE
                     FIXATIVE 7ml
   RG      2771   HISTOCHOICE TISSUE
                     FIXATIVE 15ml
   RG      2772   ANTI-HUMAN FAS, CLONE
                     CH-11, 50ug
   RG      2773   ANTI-HUMAN FAS, UB2
                     100ug
   RG      2774   ANTI-HUMAN FAS, UB2-FITC
                     LABELED, 50 TESTS
   RG      2775   SODIUM SULFITE PHOTO-
                     GRAPHIC GRADE
   RG      2776   FITC-11-dUTP
   RG      2777   SYNERGEL
   RG      2778   CATRIMOX-14
   RG      2779   ICE INHIBITOR
   RG      2780   ICE SUBSTRATE
   RG      2781   GRANZYME B SUBSTRATE
   RG      2782   GRANZYME B SUBSTRATE INHIBITOR

   RG      2783   ICE OVERLAY MEMBRANE
   RG      2784   GRANZYME B ENZYME OVER-
                   LAY MEMBRANE
   RG      2785   AGAROSE DI LE
   RG      2786   AGAROSE DS LE
   RG      2787   AGAROSE LM2
   RG      2788   MOPS FREE ACID
   RG      2789   ANTI-EGER ANTIBODY
   RG      2790   ANTI-FLUORESCEIN AP FAB FRAGMENTS
   RG      2791   PRE-PACKED PD10 COLUMN
   RG      2792   EGFR PEPTIDE
   RG      2793   FAE-dCTP
   RG      2794   EGFR ANTIBODY
   RG      2795   ISO ENZYME muGST
   RG      2796   GST ALPHA ISOENZYME
   RG      2797   EGFR ISOENZYME
   RG      2798   GST mu ANTIBODY
   RG      2799   GST ALPHA ANTIBODY
   RG      2801   LAMBDA HIND III DNA
   RG      2802   PHI X 174-HAE III DNA
   RG      2803   REACT BUFFER SET
   RG      2804   ENZYME Sst I
   RG      2805   ENZYME Pst I 50U/ul
   RG      2806   LAMBDA DNA
   RG      2807   PBR322-DNA
   RG      2808   PROTEINASE K
   RG      2809   ENZYME-Pst I 10U/ul
   RG      2810   ENZYME-BamH I 50U/ul
   RG      2811   ENZYME-HINC II (10 U/ul)
   RG      2812   ENZYME-AVA I
   RG      2813   ENZYME SAU3A
   RG      2814   BSA (ACETYLATED) SOLUTION
   RG      2816   ENZYME DDE I
   RG      2817   HERRING TESTES DNA
   RG      2818   RNASE A
   RG      2819   RNASET T
   RG      2820   ENZYME ECOR I 50U/ul
   RG      2821   ENZYME KLENOW FRAGMENT
   RG      2823   123 bp DNA LADDER
   RG      2824   ENZYME ECOR V
   RG      2825   ENZYME CLA I
   RG      2826   ENZYME AAT II
   RG      2827   ENZYME BGL I
   RG      2828   ENZYME AVA II
   RG      2829   ENZYME BAMH I 100U/ul
   RG      2830   ENZYME HIND III 50U/ul
   RG      2831   BSA POWDER
   RG      2832   ANTIBODY-GstPI
   RG      2833   ENZYME HINC II
   RG      2834   ENZYME HIND III 100U/ul
   RG      2836   ENZYME DRA I
   RG      2837   ENZYME ECOR I 100U/ul
   RG      2838   ENZYME BGL II
   RG      2839   BAMH I 200U/ul
   RG      2840   ENZYME HIND III 200U/ul
   RG      2841   ECOR I 200U/ul

   RG      2842   ENZYME PVU II
   RG      2843   ENZYME NDE I
   RG      2844   ENZYME SAC II 2009U/ul
   RG      2845   ENZYME HPA I
   RG      2846   ENZYME HINF I
   RG      2847   dTTP NUCLEOTIDE
   RG      2848   dGTP NUCLEOTIDE
   RG      2849   dCTP NUCLEOTIDE
   RG      2850   dATP POWDER
   RG      2851   ENZYME HIND III 8-12
                     U/ul (LTI)
   RG      2852   ENZYME ECORI 8-12 U/ul
                     (LTI)
   RG      2853   HIND III 10 U/ul
                     (APPLIGENE)
   RG      2854   ECO RI 10 U/ul
                     (APPLIGENE)
   RG      2855   ENZYME KPN I
   RG      2856   BAMH I 10 U/ul
                     (APPLIGENE)
   RG      2857   ENZYME BAMH I 8-12 U/ul
                     (LTI)
   RG      2858   SAC I 10 U/ul (APPLIGENE)
   RG      2859   SAC I 8-12 U/ul(PROMEGA)
   RG      2860   BGL I 10 U/ul(APPLIGENE)
   RG      2861   DRA I 10 U/ul(APPLIGENE)
   RG      2862   PVU II 10 U/ul(APPLIGENE)
   RG      2863   ENZYME NCO I
   RG      2865   SST I 50-100 U/ul (LTI)
   RG      2866   DRA I 50 U/ul (LTI)
   RG      2867   BUFFER SET (APPLIGENE)
   RG      2868   BSA, FRACTION V HEAT
                     SHOCK
   RG      2870   TAKARA LA PCR
   RG      2871   TAKARA PCR AMPLIFICATION
   RG      2872   TAKARA TAQ POLYMARASE
   RG      2873   TAKARA TAQ POLYMARASE
   RG      2874   TAKARA LA PCR KIT VER 2
   RG      2875   TAKARA LA PCR CLONING
   RG      2876   TAKARA LA PCR MUTAGENSIS
   RG      2877   TAKARA CDNA SYNTHESIS
                     KIT
   RG      2878   TAKARA PCR MYEOPLASMA
                     DETECTION
   RG      2879   TAKARA RNA PCR KIT VER 2
   RG      2880   DNA QUANTITATION STAND-
                     ARDS
   RG      2882   ENZYME ECORI 50U/ul
   RG      2883   ENZYME HIND III 50U/ul
   RG      2884   ENZYME BAMHI 50U/ul
   RG      2885   ENZYME PVU I
   RG      2886   ENZYME DRAI 50U/ul
   RG      2891   ENZYME SAL I
   RG      2892   ENZYME SAU96 I
   RG      2893   ENZYME SCA I
   RG      2894   Enzyme Sph I
   RG      2896   ENZYME SCA II
   RG      2897   ENZYME Taq I
   RG      2898   ENZYME XHO 1
   RG      2900   ENZYME XBA I
   RG      2901   ANTI-FLUORESCEIN
   RG      2902   ANTI-MOUSE FLUORESCEIN
                     CONJUGATE
   RG      2903   TRYPSIN INHIBITOR
                     (SOYBEAN)
   RG      2904   RABBIT ANTI-DNP ANTIBODY
   RG      2905   OVALBUMIN

   RG      2906   TRIFLOR ACETIC ACID
   RG      2907   CARBONIC ANHYDRASE II
   RG      2908   PHOSPHORYLASE B
   RG      2909   GOAT ANTI-RABBIT IgG HRP
                     ANTIBODY
   RG      2910   1.4-DINITROPHENYLHY-
                     DRAZINE
   RG      2911   BOVINE SERUM ALBUMIN
   RG      2912   POTASSIUM CARBONATE
   RG      2913   TRIETHANOLAMINE -
                     CRYSTALLINE
   RG      2914   PLACENTA MALE
                     (INTERGEN)
   RG      2915   PLACENTA FEMALE
                     (INTERGEN)
   RG      2916   PHENYLOXAZOLINE-DCTP
   RG      2917   BOVINE THROMBIN
   RG      2918   BOVINE PLASMA
   RG      2930   ENVIROCIDE

                      THIRD AMENDMENT TO THE LEASE BETWEEN
                        SAUL HOLDINGS LIMITED PARTNERSHIP
                                 AND ONCOR, INC.
                                209 PERRY PARKWAY

     This THIRD AMENDMENT TO LEASE is made and entered into this 15th day of October, 1996 by and between SAUL HOLDINGS LIMITED PARTNERSHIP (hereinafter referred to as "Landlord"), successor in interest to Avenel Associates Limited Partnership, and ONCOR, INC. a Maryland Corporation (hereinafter referred to as "Tenant"),

         WHEREAS, Landlord and Oncor, Inc., have entered into that certain Lease dated March 22, 1990 as amended by an Amendment to Lease dated February 25, 1991 and the Second Amendment to Lease dated June 21, 1991 (the "Lease") for approximately 25,941 square feet in 209 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland 20877; and

         WHEREAS, the parties hereto desire to enter into this Third Amendment to Lease for the purposes hereinafter set out.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Article 2 of the Lease captioned "Term" is hereby modified to extend the term of the Lease for eighty-four (84) months, commencing on April 1, 1997 and expiring on March 31, 2004.

2. (a) Article 3 of the Lease captioned "Rent" is hereby modified as of February 1, 1997 to change the annual Initial Base Rent payable under the Lease from and after February 1, 1997 to Three Hundred Twenty-Four Thousand Two Hundred Sixty-Two and 50/100 Dollars ($324,262.50) payable in equal monthly installments of Twenty-Seven Thousand Twenty One and 88/100 Dollars ($27,021.88).

         (b) Commencing on February 1, 1998 and on the first day of every Lease Year (as hereinafter defined) thereafter during the term hereof, the Initial Base Rent (without deduction for rent abatement, if any) shall be increased to an amount equal to one hundred three percent (103%) of the amount of the Initial Base Rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant in equal monthly installments in accordance with Article 3 of the Lease.

         (c) For the purpose of calculating the adjustment to the Initial Base Rent under this Third Amendment to Lease, the "Lease Year" shall be defined to mean a period of twelve (12) calendar months and the first Lease Year shall commence on February 1, 1997 and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

3. Special Stipulation 48 of the Lease is hereby deleted in its entirety effective February 1, 1997. Special Stipulations 47, 49, and 53 are hereby deleted in their entirety.

4. The Landlord will permit the Tenant to install, at its sole cost and expense, an illuminated monument sign ("Monument Sign") at the entrance to 207/209 Perry Parkway. Landlord shall approve the exact location, size, content, and design of the Monument Sign, such approval not to be unreasonably withheld. This work will be performed in accordance with the stipulations for alterations specified in Article 9 of the Lease and applicable codes and ordinances. Given the Monument Sign's prominence at an entrance to Avenel Business Park, the Tenant shall maintain and repair (including the prompt replacement of bulbs) the Monument Sign in first-class condition throughout the Lease term. The Monument Sign shall be deemed to be a part of the Premises for purposes of Articles 8, 9, 12, 13, 17, 18, 20, 21, and 23 of this Lease and Tenant shall include the Monument Sign within the coverage of all insurance policies required to be maintained by Tenant under this Lease.

5. Landlord will provide Tenant with a construction allowance ("Construction Allowance") equal to the lesser of (a) the actual amount expended by Tenant in remodeling and renovating the Premises or (b) $168,616.50 as an allowance toward construction of Tenant Improvements in the Demised Premises. Upon request to the Landlord, the Tenant Improvements performed in space leased by the Tenant at 200, 205, and 207 Perry Parkway in Avenel Business Park or the costs of the Monument Sign shall qualify for the Construction Allowance. The Construction Allowance shall be payable after February 1, 1997 within thirty (30) days after request of Tenant and completion of all of the requirements specified below. Tenant Improvements shall include architectural/engineering fees, permit and inspection fees, and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, finishes, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Demised Premises. Prior to commencement of Tenant Improvements, Tenant shall submit plans and specifications for the Tenant Improvements for the Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease. The Tenant Improvements shall be performed in accordance with the following requirements:

         A. The Tenant shall provide lien waivers and copies of paid invoices from all contractors, subcontractors and suppliers of materials for all Tenant Improvements. Such invoices shall total or exceed the amount the Construction Allowance requested.

         B. Tenant shall provide its own contractors to perform all of the Tenant Improvements except that Tenant shall utilize the Landlord's roofing contractor for all roofing work or work involving penetrations of the roof membrane.

         C. The contractors, subcontractors or laborers employed in connection with such work shall comply with any applicable law and reasonable uniform work rules and regulations established by Landlord from time to time for all tenant improvements.

         D. Tenant, or its contractors and their subcontractors, shall provide such insurance, bonding, or indemnification as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors.

         E. In Landlord's reasonable judgement such work of contractor or subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with or delay the completion of other work in the Building.

         F. Landlord shall have the right to inspect the Tenant's work on a regular basis.

         G. Tenant shall be responsible for obtaining any permits, certificates, or approvals from any state, federal or local government necessary to enable Tenant to occupy the Demised Premiss and construct the Tenant Improvements. All costs incurred in connection with obtaining such permits, certificates, or approvals shall be the sole responsibility of Tenant.

         H. As provided for in section 9 of the Lease, Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arises by reason of making the Tenant Improvements.

         I. If after complying with the terms of this Paragraph 5, the Construction Allowance is not paid in accordance with the terms of this Paragraph 5, then Tenant shall be entitled, notwithstanding anything in the Lease to the contrary to offset against the rent an amount equal to the Construction Allowance.

6. A. Tenant represents that the list attached hereto as Exhibit A is a complete and accurate list of chemicals and hazardous materials, including approximate quantities, to be used and stored in or about the Demised Premises. The amounts of chemicals and hazardous materials will be limited to quantities necessary for the Tenant's day-to-day operations. Landlord is relying on the list in Exhibit F in not requiring Gradual Pollution and/or Contamination Liability Insurance. If Tenant's operations change and additional chemicals materially more hazardous and/or quantities significantly larger than those stipulated in Exhibit F are required for Tenant's operation, Tenant shall notify Landlord within five business days and Landlord reserves that right to require Tenant to obtain and maintain Gradual Pollution and/or Contamination Liability Insurance if in Landlord's reasonable opinion such change in the nature or quantity of materials being stored materially increases the risk of contamination. The Tenant will, upon written request by the Landlord, provide the Landlord with an updated list of chemicals and hazardous materials with quantities located within the Demised Premises.

         B. Prior to February 1, 1997, and within ninety (90) days after the expiration or earlier termination of the Lease, Landlord may engage its environmental consultant, Environmental Management Group or another environmental consultant satisfactory to Landlord to perform a Phase I environmental assessment of the Premises and any surrounding areas of the Property designated by Landlord or the Environmental Consultant. The cost of the above described Phase I assessments shall be paid by Landlord unless the assessment indicates that Tenant is not in substantial compliance with the applicable statues, ordinances, and regulations governing Tenant's use, storage, and disposal of chemicals and hazardous materials in which event Tenant shall reimburse Landlord as additional rent for the cost of the assessment. Tenant shall defend, indemnify, and hold Landlord and Landlord's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem, including without limitation, the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in effect on the Lease Date that are existing in the Demised Premises and caused by the acts, omissions or negligence of Tenant, its agents, or employees and not caused by Landlord's acts or omissions.

         C. Landlord shall have the right, at its sole cost and not as an operating expense, on one (1) occasion during each Lease Year to have Landlord's environmental consultant inspect the Tenant's records and procedures regarding the Tenant's storage, use, and disposal of chemicals and hazardous materials within the Demised Premises. In the event that the Landlord's environmental consultant finds that the Tenant is not in substantial compliance with any applicable law, regulation, or codes regarding the storage, use, or disposal of chemicals or hazardous materials, such non compliance shall constitute a non-monetary default under Article 16 of the Lease.

         D. Tenant shall have the right to construct an exterior structure (Outdoor Storage Structure) in a location and of a size and material reasonably approved by Landlord within which Tenant will store chemicals and materials which are subject to this Paragraph 6. The Construction Allowance may be used for this purpose. The Outdoor Storage Structure shall be installed, maintained, repaired and removed by Tenant, at Tenant's sole cost and expense, and shall be deemed to be a part of the Demised Premises for all purposes of the Lease including, without limitation, Articles 8, 9, 12, 13, 17, 18, 20, 21, and 23 of this Lease and Tenant shall include the Outdoor Storage Structure within the coverage of all insurance policies required to be maintained by Tenant under this Lease; provided, however, that Landlord shall not have any repair or maintenance obligations of any kind with respect to the Outdoor Storage Structure.

7. Provided (i) Tenant is not then in default (beyond any applicable cure period) in any of its obligations under this Lease, and (ii) Landlord desires to lease the Option Space (hereinafter defined) to any party other than the party then occupying the Option Space, Landlord agrees that, during the initial term of the Lease, as extended by this Third Amendment to Lease, provided for in paragraph 1, Tenant shall have the right of first offer to enter into a lease of certain other premises in the Building, consisting of the area of approximately 16,241 square feet of leasable area contiguous to the Premises designated on Exhibit A as "Option Space" (the "Option Space") in accordance with the terms and conditions set forth in this paragraph 7, as follows:

(a) After receipt of a written proposal to lease the Option Space from a prospective tenant (Prospective Tenant) or its agent and prior to entering into a lease with that Prospective Tenant for the Option Space, Landlord shall send to Tenant an offer notice of the availability of such space (the "OFFER NOTICE").

(b) Within ten (10) business days after Tenant's receipt of the Offer Notice, Tenant shall notify Landlord that Tenant either (i) agrees to lease the Option Space, or (ii) does not desire to lease the Option Space and the Landlord shall have the right to lease the Option Space to the Prospective Tenant. A failure by Tenant to timely elect the option described in clauses (i) or (ii) above shall be deemed a to be a waiver by Tenant of any further right to lease the Option Space under this paragraph 7. If Tenant elects the option described in clause (ii) above, the Tenant shall have additional first rights of offer provided that the Option Space is not leased to the Prospective Tenant or the Option Space becomes available during the initial term of the Lease as extended by this Third Amendment to Lease and subject to the initial or renewal occupancy by the Prospective Tenant.

(c) If Tenant exercises its option to lease the Option Space under this paragraph 7, then Tenant shall execute a lease amendment embodying the terms set forth in the Offer Notice, within ten (10) business days after Landlord submits any such lease amendment to Tenant which shall provide that the following terms and conditions shall apply to the Option Space:

         (i) The Demised Premises shall be modified effective as of the date falling 40 days after the date of the Offer Notice (the "Option Effective Date") to increase the size of the Demised Premises by approximately 16,241 rentable square feet size.

         (ii) As of the Option Effective Date, the initial Base Rent for the Option Space shall be the Initial Base Rent per square foot set forth below for the year in which Tenant exercises its option under this paragraph 7 and such Initial Base Rent shall be increased on the first day of each succeeding Lease Year to the amounts set forth below.

                        OPTION EXERCISE DATE       RENT PER SQUARE FOOT

                        Before February 1, 1997            $12.50
                        Before February 1, 1998            $13.00
                        Before February 1, 1999            $13.50
                        Before February 1, 2000            $14.00
                        Before February 1, 2001            $14.50
                        Before-February 1, 2002            $15.00
                        Before February 1, 2003            $15.50
                        Before February 1, 2004            $16.00


         (iii) The Annual Operating Costs shall be modified as of the Option Effective Date to increase Tenant's Pro-Rata Share of Annual Operating Cost to reflect the increased size of the Demised Premises.

         (iv) Tenant agrees to accept the Option Space "as is" in its then existing condition and Landlord shall have no construction obligations with respect thereto. However, the Landlord will provide Tenant with a construction allowance ("Option Space Construction Allowance") equal to the lesser of (a) the actual amount expended by Tenant in remodeling and renovating the Option Space or (b) an amount equal to $1,256.74 multiplied by the number of full months remaining on the initial term of the Lease as extended by this Third Lease Amendment from the Option Effective Date. The Option Space Construction Allowance shall be used for the construction of Tenant Improvements in the Option Space. The Construction Allowance shall be payable after February 1, 1997 within thirty (30) days after request of Tenant and completion of all of the requirements specified below. Tenant Improvements shall include architectural/engineering fees, permit and inspection fees, and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, finishes, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Option Space. Prior to commencement of Tenant Improvements, Tenant shall submit plans and specifications for the Tenant Improvements for the Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease. The provisions, requirements and conditions of subparagraphs (5)(a) through (5)(i) above will apply to the Option Space Construction Allowance.

(d) Landlord may, at its option, in lieu of a narrative description of the terms to be described in the Offer Notice, submit to Tenant a lease amendment document setting forth the terms of the proposed lease amendment, for the Option Space in which event Tenant's exercise of its option to lease the Option Space shall be made by Tenant's execution of such lease amendment document and its return to Landlord within the applicable time periods set forth in paragraph (b) or (c) of this paragraph 7. If Landlord does not submit a lease amendment document to Tenant at the time the Offer Notice is given, and Tenant exercises its option to lease the Option Space under such terms, then Tenant shall execute a lease amendment embodying the terms set forth in the Offer Notice within ten (10) days after Landlord submits any such lease amendment to Tenant, as provided in paragraph (c) above.

(e) Tenant shall have no further right to lease the Option Space under this paragraph 7 after Landlord enters into a lease of the Option Space with the Prospective Tenant in accordance with this paragraph 7 unless the Option Space is vacated by the Prospective Tenant during the initial term of the Lease as extended by this Third Lease Amendment.

(f) Tenant's right to lease the Option Space shall be conditioned upon Tenant's full and complete compliance with all of the terms and conditions of the Lease prior to the date of any Offer Notice, and Tenant's option to lease the Option Space shall terminate when the initial term of the Lease as extended by this Third Amendment expires or terminates.

(g) Time shall be of the essence with respect to Tenant's right of first offer under this paragraph 7.

8. Tenant shall have the option to renew the term of the Lease for one (1) additional period of five (5) years (the "Option Term") following the expiration of the initial lease term provided for in paragraph 1 of this Third Amendment, provided that the Lease is in full force and effect, the Tenant shall be in possession and occupying the Demised Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant's intention to renew the term at least nine (9) months but not more than fifteen (15) months prior to the expiration of the then applicable term of the lease. The Option Term shall be on the same terms, covenants and conditions as the original lease except Initial Base Rent for the Option Term shall be 100% of the then Prevailing Market Rent of comparable space within the Gaithersburg market area, including current operating costs and concessions, which rent shall be established as follows:

         (a) Within fifteen (15) business days after receipt of Tenant's notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord's estimate of Prevailing Market Rent. If Tenant disagrees with Landlord's estimate of Prevailing Market Rent, Tenant shall notify Landlord that it has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the provisions of subparagraph (b) of this Article shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to submit the determination of Prevailing Market Rent to Arbitration during such fifteen (15) day period, then the Landlord's estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Initial Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.

         (b) (i) Definition: As used herein, the term "Prevailing Market Rent" means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Demised Premises (and any Additional Premises) would be leased in a comparable and open market, under all conditions requisite to a fair Lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus.

Implicit in this definition is the consummation of the Lease beginning on the commencement date of the Option Term under conditions whereby:

1. Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

2. Both parties are well informed or well advised, and each acting in what it considers its own best interest.

3. A reasonable time is allowed for exposure in the open market.

4. The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Demised Premises, as if vacant with building standard improvements, and taking into account the annual adjustments of Initial Base Rent, Tenant's obligation to pay Tenant's pro-rata share of Annual Operating Expenses and all existing market factors.

5. All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Initial Base Rent) remain in effect throughout the applicable Option Term.

(ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this Article, or a dispute of any of the provisions of this Lease, such dispute shall be in accordance with the following:

(a) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this Article, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker or appraiser (hereinafter "appraiser") who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers' determinations. If such two appraisers' determinations shall not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. All arbitrators shall be licensed real estate appraisers who shall have had at least fifteen (15) years continuous experience in the business of appraising or real estate in the Montgomery County area. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Article shall be final and binding in fixing the Prevailing Market Rent. Notwithstanding the foregoing, in no event shall the Basic Rent for the First Lease Year of the Option Term be less than the then Initial Base Rent of the last Lease Year of the initial lease term of the Lease, as extended by this Third Amendment escalated by three percent.

8. Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant's benefit from the holder of the mortgage lien on the Property (the "Lender"). The nondisturbance agreement shall be on the Lender's approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender's review of this Lease including, without limitation, the Lender's legal fees. This Lease shall not be subordinate to any future mortgage, deed of trust or other lien on the Property unless the party secured by any such instrument enters into a non-disturbance agreement with Tenant on a form acceptable to such future Lender.

9. Except as modified hereby, the Lease shall remain in full force and effect in accordance with its terms, and is hereby ratified, confirmed and approved in all respects.

WITNESS the following signatures and seals.

ATTEST:                  LANDLORD: SAUL HOLDINGS LIMITED PARTNERSHIP
                         By: SAUL CENTERS, INC., ITS GENERAL PARTNER


ATTEST:

[SIG]                    By: /s/ PHILIP D. CARACI
----------------------      -----------------------------------
(SEAL)    Secretary         Philip D. Caraci, President


ATTEST:                  TENANT:    ONCOR, INC.

[SIG]                    By: [SIG]
----------------------      -----------------------------------
(SEAL)    Secretary

                      THIRD AMENDMENT TO THE LEASE BETWEEN
                        SAUL HOLDINGS LIMITED PARTNERSHIP
                                 AND ONCOR, INC.
                                207 PERRY PARKWAY


         This THIRD AMENDMENT TO LEASE is made and entered into this 15th day of October, 1996 by and between SAUL HOLDINGS LIMITED PARTNERSHIP (hereinafter referred to as "Landlord"), successor in interest to Avenel Associates Limited Partnership, and ONCOR, INC. a Maryland Corporation (hereinafter referred to as "Tenant"),

         WHEREAS, Landlord and Oncor, Inc., predecessor to Tenant, have entered into that certain Lease dated June 28, 1991 as amended by the First Amendment to Lease dated October 4, 1993 and the Second Amendment to Lease dated December 2, 1994 (the "Lease") for approximately 14,950 square feet in 207 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland 20877; and

         WHEREAS, the parties hereto desire to enter into this Third Amendment to Lease for the purposes hereinafter set out.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Article 2 of the Lease captioned "Term" is hereby modified to extend the term of the Lease for eighty-four (84) months, commencing on April 1, 1997 and expiring on March 31, 2004.

2. (a) Article 3 of the Lease captioned "Rent" is hereby modified as of February 1, 1997 to change the annual Initial Base Rent payable under the Lease from and after February 1, 1997 to One Hundred Eighty-Six Thousand Eight Hundred Seventy-Five Dollars ($186,875.00) payable in equal monthly installments of Fifteen Thousand Five Hundred Seventy Two and 92/100 Dollars ($15,572.92).

         (b) Commencing on February 1, 1998 and on the first day of every Lease Year (as hereinafter defined) thereafter during the term hereof, the Initial Base Rent (without deduction for rent abatement, if any) shall be increased to an amount equal to one hundred three percent (103%) of the amount of the Initial Base Rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant in equal monthly installments in accordance with Article 3 of the Lease.

         (c) For the purpose of calculating the adjustment to the Initial Base Rent under this Third Amendment to Lease, the "Lease Year" shall be defined to mean a period of twelve (12) calendar months and the first Lease Year shall commence on February 1, 1997 and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

3. Special Stipulation 48 of the Lease is hereby deleted in its entirety effective February 1, 1997. Special Stipulations 47, 51, and 53 are hereby deleted in their entirety.

4. Landlord will provide Tenant with a construction allowance ("Construction Allowance") equal to the lesser of (a) the actual amount expended by Tenant in remodeling and renovating the Demised Premises or
         (b) $124,839.00 as an allowance toward construction of Tenant Improvements in the Demised Premises. Upon request to the Landlord, the Tenant Improvements performed in space leased by the Tenant at 200, 205 and 209 Perry Parkway in Avenel Business Park shall qualify for the Construction Allowance. The Construction Allowance shall be payable after February 1, 1997 within thirty (30) days after request of Tenant and completion of all of the requirements specified below. Tenant Improvements shall include architectural/engineering fees, permit and inspection fees, and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, finishes, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Demised Premises. Prior to commencement of Tenant Improvements, Tenant shall submit plans and specifications for the Tenant Improvements for the Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease. The Tenant Improvements shall be performed in accordance with the following requirements:

         A. The Tenant shall provide lien waivers and copies of paid invoices from all contractors, subcontractors and suppliers of materials for all Tenant Improvements. Such invoices shall total or exceed the amount the Construction Allowance requested.

         B. Tenant shall provide its own contractors to perform all of the Tenant Improvements except that Tenant shall utilize the Landlord's roofing contractor for all roofing work or work involving penetrations of the roof membranae.

         C. The contractors, subcontractors or laborers employed in connection with such work shall comply with any applicable law and reasonable uniform work rules and regulations established by Landlord from time to time for all tenant improvements.

         D. Tenant, or its contractors and their subcontractors, shall provide such insurance, bonding, or indemnification as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors.

         E. In Landlord's reasonable judgement such work of the contractors or subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with or delay the completion of other work in the Building.

         F. Landlord shall have the right to inspect the Tenant's work on a regular basis.

         G. Tenant shall be responsible for obtaining any permits, certificates, or approvals from any state, federal or local government necessary to enable Tenant to occupy the Demised Premiss and construct the Tenant Improvements. All costs incurred in connection with obtaining such permits, certificates, or approvals shall be the sole responsibility of Tenant.

         H. As provided for in section 9 of the Lease, Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arises by reason of making the Tenant Improvements.

         I. If after complying with the terms of this Paragraph 4, the Construction Allowance is not paid in accordance with the terms of this Paragraph 4, then Tenant shall be entitled, notwithstanding anything in the Lease to the contrary to offset the rent by an amount equal to the Construction Allowance.

5. A. Tenant represents that the list attached hereto as Exhibit A is a complete and accurate list of chemicals and hazardous materials, including approximate quantities, to be used and stored in or about the Demised Premises. The amounts of chemicals and hazardous materials will be limited to quantities necessary for the Tenant's day-to-day operations. Landlord is relying on the list in Exhibit F in not requiring Gradual Pollution and/or Contamination Liability Insurance. If Tenant's operations change and additional chemicals materially more hazardous and/or quantities significantly larger than those stipulated in Exhibit F are required for Tenant's operation, Tenant shall notify Landlord within five business days and Landlord reserves that right to require Tenant to obtain and maintain Gradual Pollution and/or Contamination Liability Insurance if in Landlord's reasonable opinion such change in the nature or quantity of materials being stored materially increases the risk of contamination. The Tenant will, upon written request by the Landlord, provide the Landlord with an updated list of chemicals and hazardous materials with quantities located within the Demised

         B. Prior to February 1, 1997, and within ninety (90) days after the expiration or earlier termination of the Lease, Landlord may engage its environmental consultant, Environmental Management Group or another environmental consultant satisfactory to Landlord to perform a Phase I environmental assessment of the Demised Premises and any surrounding areas of the Property designated by Landlord or the Environmental Consultant. The cost of the above described Phase I assessments shall be paid by Landlord unless the assessment indicates that

         Tenant is not in substantial compliance with the applicable statues, ordinances, and regulations governing Tenant's use, storage, and disposal of chemicals and hazardous materials in which event Tenant shall reimburse Landlord as additional rent for the cost of the assessment. Tenant shall defend, indemnify, and hold Landlord and Landlord's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem, including without limitation, the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in effect on the Lease Date that are existing in the Demised Premises and caused by the acts, omissions or negligence of Tenant, its agents, or employees and not caused by Landlord's acts or omissions.

         C. Landlord shall have the right, at its sole cost and not as an operating expense, on one (1) occasion during each Lease Year to have Landlord's environmental consultant inspect the Tenant's records and procedures regarding the Tenant's storage, use, and disposal of chemicals and hazardous materials within the Demised Premises. In the event that the Landlord's environmental consultant finds that the Tenant is not in substantial compliance with any applicable law, regulation, or codes regarding the storage, use, or disposal of chemicals or hazardous materials, such non compliance shall constitute a non-monetary default under Article 16 of the Lease.

6. Tenant shall have the option to renew the term of the Lease for one (1) additional period of five (5) years (the "Option Term") following the expiration of the initial lease term provided for in paragraph 1 of this Third Amendment, provided that the Lease is in full force and effect, the Tenant shall be in possession and occupying the Demised Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant's intention to renew the term at least nine (9) months but not more than fifteen (15) months prior to the expiration of the then applicable term of the lease. The Option Term shall be on the same terms, covenants and conditions as the original lease except Initial Base Rent for the Option Term shall be 100% of the then Prevailing Market Rent of comparable space within the Gaithersburg market area, including current operating costs and concessions, which rent shall be established as follows:

         (a) Within fifteen (15) business days after receipt of Tenant's notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord's estimate of Prevailing Market Rent. If Tenant disagrees with Landlord's estimate of Prevailing Market Rent, Tenant shall notify Landlord that it has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the provisions of subparagraph (b) of this Article shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to submit the determination of Prevailing Market Rent to Arbitration during such fifteen (15) day period, then the Landlord's estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Initial Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.

         (b) (i) Definition: As used herein, the term "Prevailing Market Rent" means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Demised Premises (and any Additional Premises) would be leased in a comparable and open market, under all conditions requisite to a fair Lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the Lease beginning on the commencement date of the Option Term under conditions whereby:

         1. Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

         2. Both parties are well informed or well advised, and each acting in what it considers its own best interest.

         3. A reasonable time is allowed for exposure in the open market.

         4. The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Demised Premises, as if vacant with building standard improvements, and taking into account the annual adjustments of Initial Base Rent, Tenant's obligation to pay Tenant's pro-rata share of Annual Operating Expenses and all existing market factors.

         5. All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Initial Base Rent) remain in effect throughout the applicable Option Term.

         (ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this Article, or a dispute of any of the provisions of this Lease, such dispute shall be in accordance with the following:

         (a) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this Article, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker or appraiser (hereinafter "appraiser") who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers' determinations. If such two appraisers' determinations shall not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. All arbitrators shall be licensed real estate appraisers who shall have had at least fifteen
         (15) years continuous experience in the business of appraising real estate in the Montgomery County area. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Article shall be final and binding in fixing the Prevailing Market Rent. Notwithstanding the foregoing, in no event shall the Basic Rent for the First Lease Year of the Option Term be less than the then Initial Base Rent of the last Lease Year of the initial lease term of this Third Amendment escalated by three percent.

7. Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant's benefit from the holder of the mortgage lien on the Property (the "Lender"). The non-disturbance agreement shall be on the Lender's approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender's review of this Lease including, without limitation, the Lender's legal fees. This Lease shall not be subordinate to any future mortgage, deed of trust or other lien on the Property unless the party secured by any such instrument enters into a non-disturbance agreement with Tenant on a form acceptable to such future Lender.

8. Except as modified hereby, the Lease shall remain in full force and effect in accordance with its terms, and is hereby ratified, confirmed and approved in all respects.

WITNESS the following signatures and seals.


ATTEST:                             LANDLORD:SAUL HOLDINGS LIMITED PARTNERSHIP
                                    By: SAUL CENTERS, INC., ITS GENERAL PARTNER


       [SIG]                        By:/s/ PHILIP D. CARACI
---------------------------            ------------------------------------
(SEAL)     Secretary                   Philip D. Caraci, President


ATTEST:                             TENANT:  ONCOR, INC.

        [SIG]                       By:        [SIG]
---------------------------            ------------------------------------
(SEAL)     Secretary

                      FIRST AMENDMENT TO THE LEASE BETWEEN

                        SAUL HOLDINGS LIMITED PARTNERSHIP

                                 AND ONCOR, INC.
                                200 PERRY PARKWAY

         This FIRST AMENDMENT TO LEASE is made and entered into this 15th day of October, 1996 by and between SAUL HOLDINGS LIMITED PARTNERSHIP (hereinafter referred to as "Landlord") and ONCOR, INC. a Maryland Corporation (hereinafter referred to as "Tenant"),

         WHEREAS, Landlord and Tenant have entered into that certain Lease dated December 14, 1995 (the "Lease") for approximately 4,256 square feet in 205 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland 20877; and

         WHEREAS, the parties hereto desire to enter into this First Amendment to Lease for the purposes hereinafter set out.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Article 2 of the Lease captioned "Term" is hereby modified to extend the term of the Lease for sixty-four (64) months, commencing on December 1. 1998 and expiring on March 31, 2004.

2. (a) Article 3 of the Lease captioned "Rent" is hereby modified as of February 1, 1997 to change the annual Initial Base Rent payable under the Lease from and after February 1, 1997 to Fifty Three Thousand Two Hundred Dollars ($53,200) payable in equal monthly installments of Four Thousand Four Hundred Thirty Three and 34/100 Dollars ($4,433.33).

         (b) Commencing on February 1, 1998 and on the first day of every Lease Year (as hereinafter defined) thereafter during the term hereof, the Initial Base Rent (without deduction for rent abatement, if any) shall be increased to an amount equal to one hundred three percent (103%) of the amount of the Initial Base Rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant in equal monthly installments in accordance with Article 3 of the Lease.

         (c) For the purpose of calculating the adjustment to the Initial Base Rent under this First Amendment to Lease, the "Lease Year" shall be defined to mean a period of twelve (12) calendar months and the first Lease Year shall commence on February 1, 1997 and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

3. Special Stipulation 47 is hereby deleted in its entirety effective February 1, 1997.

4. A. Tenant represents that the list attached hereto as Exhibit A is a complete and accurate list of chemicals and hazardous materials, including approximate quantities, to be used and stored in or about the Demised Premises. The amounts of chemicals and hazardous materials will be limited to quantities necessary for the Tenant's day-to-day operations. Landlord is relying on the list in Exhibit F in not requiring Gradual Pollution and/or Contamination Liability Insurance. If Tenant's operations change and additional chemicals and/or quantities significantly larger than those stipulated in Exhibit F are required for Tenant's operation, Tenant shall immediately notify Landlord and Landlord reserves that right to require Tenant to obtain and maintain Gradual Pollution and/or Contamination Liability Insurance. The Tenant will, upon written request by the Landlord, provide the Landlord with an updated list of chemicals and hazardous materials with quantities located within the Demised Premises.

         B. Prior to February 1, 1997, and within ninety (90) days after the expiration or earlier termination of the Lease, Landlord may engage its environmental consultant, Environmental Management Group or another environmental consultant satisfactory to Landlord to perform a Phase I environmental assessment of the Demised Premises and any surrounding areas of the Property designated by Landlord or the Environmental Consultant. The cost of the above described Phase I assessments shall be paid by Landlord unless the assessment indicates that Tenant is not in substantial compliance with the applicable statues, ordinances, and regulations governing Tenant's use, storage, and disposal of chemicals and hazardous materials in which event Tenant shall reimburse Landlord as additional rent for the cost of the assessment. Tenant shall defend, indemnify, and hold Landlord and Landlord's agents, officers, directors, employees, and contractors harmless against and from any and all injuries, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorney fees) occasioned by or arising out of or relating to any environmental pollution, damage, condition or problem, including without limitation, the presence of any hazardous substances, asbestos or other toxic waste as defined in any federal, state, or municipal governmental or quasi-governmental laws, rules, regulations, or ordinances in effect on the Lease Date that are existing in the Demised Premises and caused by the acts, omissions or negligence of Tenant, its agents, or employees and not caused by Landlord's acts or omissions.

         C. Landlord shall have the right, at its sole cost and not as an operating expenses, on one (1) occasion during each Lease Year to have Landlord's environmental consultant inspect the Tenant's records and procedures regarding the Tenant's storage, use, and disposal of chemicals and hazardous materials within the Demised Premises. In the event that the Landlord's environmental consultant finds that the Tenant is not in substantial compliance with any applicable law, regulation, or codes regarding the storage, use, or disposal of chemicals or hazardous materials, such non compliance shall constitute a non-monetary default under Article 16 of the Lease.

5. Tenant shall have the option to renew the term of the Lease for one (1) additional period of five (5) years (the "Option Term") following the expiration of the initial lease term provided for in paragraph 1 of this First Amendment, provided that the Lease is in full force and effect, the Tenant shall be in possession and occupying the Demised Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease. All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant's intention to renew the term at least nine (9) months but not more than fifteen (15) months prior to the expiration of the then applicable term of the lease. The Option Term shall be on the same terms, covenants and conditions as the original lease except Initial Base Rent for the Option Term shall be 100% of the then Prevailing Market Rent of comparable space within the Gaithersburg market area, including current operating costs and concessions, which rent shall be established as follows:

         (a) Within fifteen (15) business days after receipt of Tenant's notice exercising its option to extend the term of this Lease, Landlord shall notify Tenant of Landlord's estimate of Prevailing Market Rent. If Tenant disagrees with Landlord's estimate of Prevailing Market Rent, Tenant shall notify Landlord that it has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the provisions of subparagraph (b) of this Article shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the year of the then applicable Option Term; provided, however, that if Tenant does not elect to submit the determination of Prevailing Market Rent to Arbitration during such fifteen (15) day period, then the Landlord's estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Initial Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.

         (b) (i) Definition: As used herein, the term "Prevailing Market Rent" means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Demised Premises (and any Additional Premises) would be leased in a comparable and open market, under all conditions requisite to a fair Lease, the Landlord and Tenant each acting prudently, knowledgeable, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of the Lease beginning on the commencement date of the Option Term under conditions whereby:

1. Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

2. Both parties are well informed or well advised, and each acting in what it considers its own best interest.

3. A reasonable time is allowed for exposure in the open market.

4. The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Demised Premises, as if vacant with building standard improvements, and taking into account the annual adjustments of Initial Base Rent, Tenant's obligation to pay Tenant's pro-rata share of Annual Operating Expenses and all existing market factors.

5. All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Initial Base Rent) remain in effect throughout the applicable Option Term.

(ii) In the event of a dispute as to determination of Prevailing Market Rent referred to in this Article, or a dispute of any of the provisions of this Lease, such dispute shall be in accordance with the following:

(a) If Landlord and Tenant fail to agree upon the Prevailing Market Rent as referred to in this Article, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting both the name and address of a licensed real estate broker or appraiser (hereinafter "appraiser") who shall be a M.A.I. Real Estate professional with substantial experience in commercial real estate appraisal designated by it to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Appraisal Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent shall be within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers' determinations. If such two appraisers' determinations shall not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third arbitrator. If the two appraisers shall fail to agree upon the designation of such third appraiser within eight (8) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. All arbitrators shall be licensed real estate appraisers who shall have had at least fifteen (15) years continuous experience in the business of appraising real estate in the Montgomery County area. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth therefor in this Lease, and that choice by the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Article shall be final and binding in fixing the Prevailing Market Rent. Notwithstanding the foregoing, in no event shall the Basic Rent for the First Lease Year of the Option Term be less than the then Initial Base Rent of the last Lease Year of the initial lease term of this First Amendment escalated by three percent.

6. Landlord will use reasonable efforts to obtain a non-disturbance agreement for Tenant's benefit from the holder of the mortgage lien on the Property (the "Lender"). The non-disturbance agreement shall be on the Lender's approved form, and Tenant shall pay to Landlord, as additional rent, all fees, costs and expenses charged to Landlord by the Lender in connection with the Lender's review of this Lease including, without limitation, the Lender's legal fees. This Lease shall not be subordinate to any future mortgage, deed of trust or other lien on the Property unless the party secured by any such instrument enters into a non-disturbance agreement with Tenant on a form acceptable to such future Lender.

7. Except as modified hereby, the Lease shall remain in full force and effect in accordance with its terms, and is hereby ratified, confirmed and approved in all respects.

WITNESS the following signatures and seals.



ATTEST:                             LANDLORD:SAUL HOLDINGS LIMITED PARTNERSHIP
                                    By: SAUL CENTERS, INC., ITS GENERAL PARTNER


       [SIG]                        By:/s/ PHILIP D. CARACI
---------------------------            ------------------------------------
(SEAL)     Secretary                   Philip D. Caraci, President


ATTEST:                             TENANT:  ONCOR, INC.

        [SIG]                       By:    [SIG]
---------------------------            ------------------------------------
(SEAL)     Secretary

             FOURTH AMENDMENT TO THE LEASE BETWEEN
             SAUL HOLDINGS LIMITED PARTNERSHIP AND
                          ONCOR, INC.
                       209 PERRY PARKWAY

         This FOURTH AMENDMENT TO LEASE is made and entered into this ______ day of _________, 1997, by and between SAUL HOLDINGS LIMITED PARTNERSHIP (hereinafter referred to as "Landlord"), successor in interest to Avenel Associates Limited Partnership, and ONCOR, INC., a Maryland Corporation (hereinafter referred to as "Tenant").

         WHEREAS, Landlord's predecessor and Tenant entered into that certain Lease dated March 22, 1990, as amended by an Amendment to Lease dated February 25, 1991, a Second Amendment to Lease dated June 21, 1991, and a Third Amendment to Lease dated October 15, 1996 (the "Lease"), for approximately 25,941 square feet in 209 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland 20877 ("Demised Premises"); and

         WHEREAS, the parties hereto desire to enter into this Fourth Amendment to Lease for the purposes hereinafter set out:

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. All terms used herein and defined in the Lease shall have the same meaning as in the Lease unless otherwise defined herein.

2. Commencing on the Effective Date (as hereinafter defined), and subject to the following sentence herein, the square footage of the Demised Premises shall be increased by approximately 6,236 square feet of space, shown cross-hatched in red on the site plan attached hereto as Exhibit A ("Additional Space"), for a total square footage of approximately 32,177. Within ten (10) days of Landlord's receipt of Tenant's final plans and specifications for the improvements to the Additional Space, as approved by Landlord, Landlord's architect shall measure the space and Landlord shall notify Tenant in writing of the actual square footage of the Additional Space. All Rent and additional charges payable under the Lease, and as modified herein, shall be adjusted accordingly. Upon the Effective Date, the Demised Premises, as that term is defined and used in the Lease shall be deemed to include the Additional Space.

3. Commencing May 1, 1997, Tenant's Base Rent shall be increased by an additional $13.00 per square foot of additional Space, and Article 3 of the Lease captioned Rent is hereby modified to change the Annual Base Rent payable under the Lease to Four Hundred Five Thousand Three Hundred Thirty-two and 04/100 Dollars ($405,332.04), payable in equal monthly installments of Thirty-three Thousand Seven Hundred Seventy-seven and 67/100 Dollars ($33,777.67). The increase in the Base Rent payable to Landlord herein is subject to further modification upon verification of the square footage of the Additional Space as provided in Paragraph 1 hereof.

4. Tenant is accepting the Additional Space in "as is" condition. Tenant agrees that it has inspected the Additional Space and that no representations have been made by Landlord as to the condition thereof except as are expressly set forth in this Amendment.

5. (a) Landlord will provide Tenant with a construction allowance ("Construction Allowance") in an amount equal to the lesser of (i) the actual amount expended by Tenant for the Tenant Improvements (as hereinafter defined) to the Additional Space; or (ii) Eight and 50/100 Dollars ($8.50) per square foot of Additional Space as an allowance toward construction of Tenant Improvements. The Construction Allowance shall be utilized by Tenant for architectural/engineering fees, permit and inspection fees and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, fixtures, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Additional Space ("Tenant Improvements") and shall be payable within thirty (30) days after Landlord's receipt of written request of Tenant and Tenant's full compliance with all of the requirements specified below. Within thirty (30) days of the Effective Date, Tenant shall submit plans and specifications for the Tenant Improvements to the Additional Space for Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease. Tenant shall observe and perform all of Tenant's obligations under the Lease, as amended herein, from and after the date the Additional Space is delivered to Tenant in the same manner as though the Additional Space were deemed to be the Demised Premises as of the delivery date. Landlord shall have no liability whatsoever for loss or damage to Tenant Improvements or fixtures, equipment or other property of Tenant or Tenant's contractors. It is expressly understood that Tenant shall, to the fullest extent possible, perform or cause to be performed the Tenant Improvements without causing any interference whatsoever with the activities and business of adjoining tenants and the use of the common areas by tenants and their customers, agents, invitees and licensees. The Tenant Improvements shall be performed in accordance with the following requirements:

         A. The Tenant shall provide lien waivers and copies of paid invoices from all contractors, subcontractors and suppliers of materials for all Tenant Improvements. Such invoices shall total or exceed the amount of the Construction Allowance requested.

         B. Tenant shall provide its own contractors to perform all the Tenant Improvements except that Tenant shall utilize the Landlord's roofing contractor for all roofing work or work involving penetrations of the roof membrane.

         C. The contractors, subcontractors or laborers employed in connection with such work shall comply with any applicable law and reasonable uniform work rules and regulations established by Landlord from time to time for all tenant improvements.

         D. Tenant, or its contractors and their subcontractors, shall provide such insurance, bonding, or indemnification as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors.

         E. In Landlord's reasonable judgment, such work of contractors or subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with or delay the completion of other work in the Building.

         F. Landlord shall have the right to inspect the Tenant's work on a regular basis.

         G. Tenant shall be responsible for obtaining any permits, certificates, or approvals from any state, federal or local government necessary to enable Tenant to occupy the Additional Space and construct the Tenant Improvements. All costs incurred in connection with obtaining such permits, certificates or approvals shall be the sole responsibility of Tenant.

         H. As provided in Article 9 of the Lease, Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of making the Tenant Improvements.

(b) Tenant shall use good faith efforts to complete the Tenant Improvements on or before May 31, 1997.

6. Provided Tenant is not in default of the terms and conditions of the Lease either on the date of the Option Notice (as hereinafter defined) or on the Option Effective Date (as hereinafter defined), then Tenant shall have the right, with written notice to Landlord given no later than June 30, 1997 ("Option Notice"), to lease additional space containing approximately 10,005 square feet as shown cross hatched in blue on Exhibit A ("Option Space").

(a) If Tenant exercises its option to lease the Option Space in accordance with the provisions of this paragraph 6, then Tenant shall execute and deliver to Landlord a lease amendment within ten (10) business days after Landlord submits the same to Tenant, which shall include the following terms and conditions:

     (i) Effective forty (40) days after the date of the Option Notice ("Option Effective Date"), the square footage of the Demised Premises shall be deemed increased by the square footage of the Option Space.

     (ii) As of the Option Effective Date, Tenant's Annual Base Rent shall be increased by $13.00 per square foot of Option Space.

     (iii) Tenant is accepting the Option Space in "as is" condition. Tenant agrees that it has inspected the Option Space and that no representations have been made by Landlord as to the condition thereof except as are expressly set forth in this Amendment.

     (iv) Landlord will provide Tenant with a construction allowance ("Construction Allowance") in an amount equal to the lesser of (a) the actual amount expended by Tenant for the Tenant Improvements (as hereinafter defined) to the Option Space; or (b) Eight and 50/100 Dollars ($8.50) per square foot of Option Space as an allowance toward construction of Tenant Improvements. The Construction Allowance shall be utilized by Tenant for architectural/engineering fees, permit and inspection fees and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, fixtures, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Option Space ("Tenant
            Improvements") and shall be payable within thirty (30) days after Landlord's receipt of written request of Tenant and Tenant's full compliance with all of the requirements specified in Paragraph 5(a)A-H. Prior to commencement of the Tenant Improvements to the Option Space, Tenant shall submit plans and specifications for the Tenant Improvements to the Option Space for Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease.
            Tenant shall observe and perform all of Tenant's obligations under the Lease, as amended herein, from and after the date the Option Space is delivered to Tenant in the same manner as though the Option Space were deemed to be the Demised Premises as of the delivery date. Landlord shall have no liability whatsoever for loss or damage to Tenant Improvements or fixtures, equipment or other property of Tenant or Tenant's contractors. It is expressly understood that Tenant shall, to the fullest extent possible, perform or cause to be performed the Tenant Improvements without causing any interference whatsoever with the activities and business of adjoining tenants and the use of the common areas by tenants and their customers, agents, invitees and licensees. The Tenant Improvements shall be performed in accordance with the requirements set forth in Paragraph 5(a)A-H.

(b) Provided (i) Tenant is not then in default (beyond any applicable cureperiod) in any of its obligations under this Lease, and (ii) Landlord desiresto lease the Option Space (hereinafter defined) to any party, Landlord agrees that, during the initial term of the Lease, Tenant shall have the right of first offer to enter into a lease of the Option Space (the "Option Space") in accordance with the terms and conditions set forth in this paragraph (b), as follows:

         (i) After receipt of a written proposal to lease the Option Space from a prospective tenant or its agent ("Prospective Tenant") and prior to entering into a lease with that Prospective Tenant for the Option
Space, Landlord shall send to Tenant an offer notice of the availability of such space (the "OFFER NOTICE").

         (ii) Within ten (10) business days after Tenant's receipt of the Offer Notice, Tenant shall notify Landlord that Tenant either (1) agrees to lease the Option Space, or (2) does not desire to lease the Option
Space and the Landlord shall have the right to lease the Option Space to the Prospective Tenant. A failure by Tenant to timely elect the option described in clauses (1) or (2) above shall be deemed a to be a waiver by Tenant of any further right to lease the Option Space under this paragraph. If Tenant elects the option described in clause (2) above, the Tenant shall have additional first rights of offer provided that the Option Space is not leased to the Prospective Tenant or the Option Space becomes available during the initial term of the Lease and subject to the initial or renewal occupancy by the Prospective Tenant.

       (iii) If Tenant exercises its option to lease the Option Space under this paragraph, then Tenant shall execute a lease amendment embodying the terms set forth in the Offer Notice, within ten (10) business days after Landlord submits any such lease amendment to Tenant which shall provide that the following terms and conditions shall apply to the Option Space:

              (a) The Premises shall be modified effective as of the date falling 40 days after the date of the Offer Notice (the "Option Effective Date") to increase the size of the Demised Premises by approximately 10,005 rentable square feet size.

              (b) As of the Option Effective Date, the initial Base Rent for the Option Space shall be the Initial Base Rent per square foot set forth below for the year in which Tenant exercises its option under this paragraph and such Initial Base Rent shall be increased on the first day of each succeeding
                Lease Year to the amounts set forth below.

                   OPTION EXERCISE DATE     RENT PER SQUARE FOOT

                   Before February 1, 1998       $13.00
                   Before February 1, 1999       $13.50
                   Before February 1, 2000       $14.00
                   Before February 1, 2001       $14.50
                   Before February 1, 2002       $15.00
                   Before February 1, 2003       $15.50
                   Before February 1, 2004       $16.00

              (c) The Annual Operating Costs shall be modified as of the Option Effective Date to increase Tenant's Pro-Rata Share of Annual Operating Cost to reflect the increased size of the Demised Premises.

              (d) Tenant agrees to accept the Option Space "as is" in its then existing condition and Landlord shall have no construction obligations with respect thereto.
                   However, the Landlord will provide Tenant with a construction allowance ("Option Space Construction Allowance") equal to the lesser of (a) the actual amount expended by Tenant in remodeling and renovating the Option Space or (b) an amount equal to $774.19 multiplied by the number of full months remaining on the initial term of the Lease from the Option Effective Date. The Option Space Construction Allowance shall be used for the construction of Tenant Improvements in the Option Space. The Construction Allowance shall be payable within thirty
                   (30) days after request of Tenant and completion of all of the requirements specified below. Tenant Improvements shall include architectural/engineering fees, permit and inspection fees, and construction costs for alterations to or additional improvements of the partitions, doors, ceilings, finishes, mechanical equipment, electrical system, sprinkler system or other such permanent improvements to the Option Space. Prior to commencement of Tenant Improvements, Tenant shall submit plans and specifications for the Tenant Improvements for the Landlord's review and approval, in accordance with Articles 8 and 9 of the Lease. The provisions, requirements and conditions of subparagraphs (5)(a)A-H above will apply to the Option Space Construction Allowance.

         (iv) Landlord may, at its option, in lieu of a narrative description of the terms to be described in the Offer Notice, submit to Tenant a lease amendment document setting forth the terms of the proposed lease amendment for the Option Space in which event Tenant's exercise of its option to lease the Option Space shall be made by Tenant's execution of such lease amendment document and its return to Landlord within the applicable time periods set forth above. If Landlord does not submit a lease amendment document to Tenant at the time the Offer Notice is given, and Tenant exercises its option to lease the Option Space under such terms, then Tenant shall execute a lease amendment embodying terms set forth in the Offer Notice within ten (10) days after Landlord submits any such lease amendment to Tenant, as provided above.

         (v) Tenant shall have no further right to lease the Option space under this paragraph after Landlord enters into a lease of the Option Space with the Prospective Tenant in accordance with this paragraph unless the Option Space is vacated by the Prospective Tenant during the initial term of the Lease.

         (vi) Tenant's right to lease the Option Space shall be conditioned upon Tenant's full and complete compliance with all of the terms and conditions of the Lease prior to the date of any Offer Notice, and Tenant's option to lease the Option Space shall terminate when the initial term of the Lease expires or terminates.

(c) Time shall be of the essence with respect to Tenant's right to lease the Option Space and with respect to Tenant's fight of first offer under this Paragraph 6.

7. Tenant's proportionate share of all taxes and assessments, insurance and operating costs shall be adjusted in accordance with the provisions of this Amendment.

8. Article 7 of the Third Amendment to Lease is hereby deleted in its entirety.

9.       The Effective Date is the date of this Amendment.

10. Except as modified hereby, the Lease shall remain in full force and effect in accordance with its terms, and is hereby ratified, confirmed and approved in all respects.

11. Any agreements, obligation or liability, made, entered into or incurred by or on behalf of Landlord binds only its property and no shareholder, trustee, officer, employee, director, partner or agent of the Landlord assumes or shall be held to any liability therefor.

12. The provisions of this Amendment shall be binding upon the parties hereto, their successors, and to the extent permitted under the Lease, their assigns.

13. The submission of this Amendment for examination does not constitute an agreement, an option or an offer, and this Amendment becomes effective only upon execution and delivery thereof by Landlord. Captions and headings, if any, are for convenience and reference only and shall not in any way define, limit or describe the scope or content of any provision of this Amendment. Whenever in this Amendment (i) any printed portion, or any part thereof, has been stricken out, or (ii) any portion of the Lease (as the same may have been previously amended) or any part thereof, has been modified or stricken out, then, in either of such events, whether or not any replacement provision has been added, this Amendment and the Lease shall hereafter be read and construed as if from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein or in the Lease.

         WITNESS the following signatures and seals.

ATTEST:                  LANDLORD:
                         SAUL HOLDINGS LIMITED PARTNERSHIP
                         BY:    SAUL CENTERS, INC.,
                                          ITS GENERAL PARTNER

                         By:
----------------------       -----------------------------
(SEAL)  Secretary            Philip D. Caraci, President


ATTEST:                  TENANT:
                         ONCOR, INC.


                         By:         [sig]
----------------------       -----------------------------
(SEAL)  Secretary
                         Name:
                              ----------------------------

                         Title:
                               ----------------------------

                     SECRETARY'S CERTIFICATE

I, JOHN COKER, Secretary of Oncor, Inc., a Maryland corporation, do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to, and in strict conformity with the provisions of resolutions of the Board of Directors of said Corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation; and (ii) that the following is a true, correct and complete reproduction of such resolutions:

       RESOLVED: That CECIL KOST, President and JOHN COKER, Vice President of the Corporation, shall be and is hereby authorized and empowered, for and on behalf of the Corporation, to execute, acknowledge and deliver the foregoing and annexed Fourth Amendment to Lease between Saul Holdings Limited Partnership, as Landlord, and Oncor, Inc., as Tenant, for those certain Premises located in the Building at 209 Perry Parkway, Avenel Business Park, Gaithersburg, Maryland, at an annual Base Rental of approximately Four Hundred Five Thousand Three Hundred Thirty-two and 04/100 Dollars ($405,332.04), as well as any and all related documents, in order to expeditiously provide for the leasing of such Premises, and in so doing, to make any and all related changes therein or modifications thereof as he, in his sole discretion, acting for and on behalf of the Corporation, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.

[sig]
-----------------------------------------

Printed Name:                                 , Secretary
             ---------------------------------

Date
     --------------------------------------------

(Corporate Seal)